Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2018, in the Registration Statement (Form S-4) and related Prospectus of Unimin Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Stamford, Connecticut

April 10, 2018